AboveNet Declares Special One-Time Cash Dividend of $5.00 Per Share

- Company Receives Commitment for New $250 Million Revolving Credit Facility -

WHITE PLAINS, NY, November 23, 2010 – AboveNet, Inc. (NYSE: ABVT), a leading provider of high-bandwidth connectivity solutions, announced today that its Board of Directors has declared a special one-time cash dividend of $5.00 per share on its common stock payable on December 27, 2010 to shareholders of record on December 6, 2010.  The aggregate amount of the payment to be made in connection with the special, one-time cash dividend will be approximately $129 million.  As of September 30, 2010, the company had cash and cash equivalents of $194.8 million.

“The declaration of a special, one-time cash dividend and the new revolving credit facility demonstrate AboveNet’s commitment to maximizing shareholder value,” said Bill LaPerch, chief executive officer of AboveNet.  “Our strong balance sheet and positive cash generation over the past two years have given us the resources to provide our shareholders with an immediate enhanced return without impacting our flexibility to invest in growth opportunities to drive longer-term shareholder value. Our expanding portfolio of scalable, low-latency network connectivity services places us in an excellent position to meet the growing demand for high-bandwidth transport.”

Separately, the company announced that it has received a commitment from SunTrust Bank for a new five-year $250 million senior secured revolving credit facility.  The facility will be used to repay the company’s existing secured credit facility, which had $51.7 million outstanding as of September 30, 2010, and provide funds for general corporate purposes.  The company expects to complete the new revolving credit facility by mid-January.

Commenting on the new revolving credit facility commitment, Joe Ciavarella, AboveNet’s chief financial officer, said, “Our credit profile allows us to improve the efficiency of our balance sheet at very attractive rates while maintaining a conservative debt load.”

The new revolving credit facility is subject to the negotiation, execution and delivery of definitive loan documentation and the satisfaction of various other conditions prior to closing.

About AboveNet, Inc.
AboveNet, Inc. provides high-bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. metro markets and globally.  AboveNet's network is widely used in demanding markets such as financial services, media, health care, retail and government.  For more information, please visit www.above.net.

Forward Looking Statements
Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's financial and operating prospects, current economic trends, future opportunities, the Company's exposure to the financial services industry, and strength of competition and pricing. The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect the Company's business and future financial results is included in the Company's SEC filings, including, but not limited to, those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company's subsequently filed Quarterly Report(s) on Form 10-Q.

Company Contact:
AboveNet, Inc.
Lloyd Jarkow
Vice President, Corporate Development
914-421-6700
investorrelations@above.net

Investor Contact:
Lippert/Heilshorn & Associates, Inc.
Jody Burfening
212-838-3777
jburfening@lhai.com